CROSSWALK.COM, INC.
COMPUTATION OF EARNINGS PER SHARE
30-JUN-02

                                                                                   THREE MONTHS ENDED JUNE 30, 2002



BASIC EARNINGS PER SHARE:                                          Net Shares     Total     Grant/Purch.      Days
                                                                     Added        Shares        Date      Outstanding
                                                                     -----        ------        ----      -----------
Beginning balance                                                                 7,968,221      04/01/02           91

Grant/Exercise of stock options and purchase warrants:
Assumed issued and outstanding - beginning of period                                 45,730      01/01/98           91

Stock issued during the quarter:
Exercise of stock options in period:



End of period                                                                     7,968,221
Days Outstanding from Beginning of Period
-----------------------------------------------------------



Net Loss
-----------------------------------------------------------


Net Loss per Share:  Diluted and Basic
===========================================================




                                                                      THREE MONTHS ENDED JUNE 30, 2002


                                                                         Diluted               Basic                07/01/02
BASIC EARNINGS PER SHARE:                                                Weighted            Weighted
                                                                          Shares              Shares
                                                                          ------              ------
Beginning balance                                                          725,108,111          725,108,111

Grant/Exercise of stock options and purchase warrants:
Assumed issued and outstanding - beginning of period                         4,161,430                    -
                                                                                     -                    -
Stock issued during the quarter:
Exercise of stock options in period:                                                 -                    -
                                                                                     -                    -

                                                                    ------------------- --------------------
End of period                                                              729,269,541          725,108,111
Days Outstanding from Beginning of Period                                           91                   91
-----------------------------------------------------------
                                                                    ------------------- --------------------
                                                                             8,013,951            7,968,221

Net Loss                                                                    (1,209,507)          (1,209,507)
-----------------------------------------------------------
                                                                    ------------------- --------------------

Net Loss per Share:  Diluted and Basic                                           (0.15)               (0.15)
===========================================================         =================== ====================





COMPUTATION OF EARNINGS PER SHARE
30-JUN-02

                                                                                  SIX MONTHS ENDED JUNE 30, 2002
                                                                                                                           07/01/02


BASIC EARNINGS PER SHARE:                                              Net Shares      Total     Grant/Purch.       Days
                                                                          Added       Shares         Date       Outstanding
                                                                          -----       ------         ----       -----------
Beginning balance                                                                      7,959,721      01/01/02            181

Grant/Exercise of stock options and purchase warrants:
Assumed issued and outstanding - beginning of period                                      45,730      01/01/98            181

Stock issued during the quarter:
Exercise of stock options in period:                                         5,000         5,000      01/17/02            165
                                                                             3,500         3,500      01/17/02            165


End of period                                                                          7,968,221
Days Outstanding from Beginning of Period
-----------------------------------------------------------



Net Loss
-----------------------------------------------------------


Net Loss per Share:  Diluted and Basic
===========================================================


                                                                          SIX MONTHS ENDED JUNE 30, 2002


                                                                             Diluted                 Basic               07/01/02
BASIC EARNINGS PER SHARE:                                                   Weighted                Weighted
                                                                             Shares                  Shares
                                                                             ------                  ------
Beginning balance                                                            1,440,709,501          1,440,709,501

Grant/Exercise of stock options and purchase warrants:
Assumed issued and outstanding - beginning of period                             8,277,130                      -
                                                                                         -                      -
Stock issued during the quarter:
Exercise of stock options in period:                                               825,000                825,000
                                                                                   577,500                577,500

                                                                       --------------------    -------------------
End of period                                                                1,450,389,131          1,442,112,001
Days Outstanding from Beginning of Period                                              181                    181
-----------------------------------------------------------
                                                                       --------------------    -------------------
                                                                                 8,013,200              7,967,470

Net Loss                                                                        (1,659,970)            (1,659,970)
-----------------------------------------------------------
                                                                       --------------------    -------------------

Net Loss per Share:  Diluted and Basic                                               (0.21)                 (0.21)
===========================================================            ====================    ===================